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                                                                    EXHIBIT 23.1

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 26, 2003 relating to the financial statements, which appears in Acacia Research Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
June 27, 2003